SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) September 30, 1998



                            PEASE OIL AND GAS COMPANY
             (Exact name of registrant as specified in its charter)





           Nevada                      0-6580                   87-0285520
(State or other jurisdiction    (Commission File No.)        (I.R.S. Employer
     of incorporation)                                       Identification No.)




751 Horizon Court, Suite 203, Grand Junction, Colorado           81506-8718
     (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number including area code:   (970) 245-5917

Item 5.           OTHER EVENTS.

         On September 30, 1998 Registrant completed the disposition of Registrant's interest in: (a) 93 oil and gas wells in Weld and Larimer Counties in Colorado and corresponding reserves of oil and natural gas; (b) the Registrant's entire interest in its oil and gas supply store business; (c) the Registrant's entire interest in its oil and natural gas well servicing business; and (d) the Registrant's entire interest in its natural gas processing facility. The Registrant did not sell its interest in its remaining Rocky Mountain assets consisting of 39 oil and gas wells (and corresponding reserves) located in the Denver-Julesburg Basin, principally in eastern Colorado and western Nebraska. However, these properties are still being marketed and held for sale. The assets were sold to Magpie Operating, Inc. for $2.0 million in cash paid at closing. As additional future consideration for the assets, the purchaser shall pay to Registrant one-half of the gross proceeds it receives from sale or salvage of the components of the gas plant facility which until completion of the sale was utilized to process natural gas produced from the properties sold. In late 1997, the Registrant had announced it was seeking to sell the assets and negotiated with a number of potential purchasers. Ultimately, the terms of the transaction were negotiated with the purchaser directly based on estimated oil and natural gas reserves, expected revenue from the assets and other factors. There is no material relationship between the purchaser and the Registrant or any of its affiliates, any director or officer of the Registrant or any associate of any such director or officer.

         The net book value of the assets disposed of approximated the selling price of $2.0 million. The Registrant had previously recognized impairment charges on the assets sold in the fourth quarter of 1997 as described in Registrant's Current Report on Form 8-K dated December 24, 1997 and Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1997, as filed April 1, 1998.

         The Registrant has obtained the consent of holders of the required principal amount of outstanding 10% Subordinated Collateralized Debentures authorizing an amendment to the terms of such debentures. Accordingly, a security interest in the oil and gas properties sold as described in Item 2 above was released and the terms of the outstanding debentures have been amended to provide that the debentures are unsecured obligations of Registrant. In connection with the consents, the Registrant agreed to and has used approximately $1.2 million of the proceeds received from the sale of such properties to repay 30% of the outstanding unpaid principal amount of all outstanding 10% Convertible Debentures. Following the principal repayment, the remaining principal amount of the outstanding debentures is approximately $2.79 million.

Item 7.           FINANCIAL STATEMENTS AND EXHIBITS.

         (a) and (b)    Not applicable

         (c) Exhibits - The following exhibits are filed as a part of this report:

              Exhibit 10.1      Asset Purchase and Sale Agreement dated July 31,
                                1998.

              Exhibit 10.2 Amendment to Purchase and Sale Agreement, dated September 25, 1998.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    October 8, 1998

                                          PEASE OIL AND GAS COMPANY



                                       By /s/ Willard H. Pease, Jr.
                                          Willard H. Pease, Jr., President

                                  EXHIBIT INDEX


Exhibit         Description
10.1            Asset Purchase and Sale Agreement dated July 31, 1998.
10.2            Amendment to Purchase and Sale Agreement dated September
                25, 1998.